   As filed with the Securities and Exchange Commission on December 30, 1997
                                                  Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ______________

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                                        52-1616016
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification Number)

      533 South Fremont Avenue                        90071-1798
       Los Angeles, California                        (Zip Code)
(Address of Principal Executive Offices)


   CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. 1996 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                           __________________________

                            Walter V. Stafford, Esq.
         Senior Executive Vice President, General Counsel and Secretary
                 CB Commercial Real Estate Services Group, Inc.
                            533 South Fremont Avenue
                       Los Angeles, California 90017-1798
                                 (213) 613-3588
                 (Name, Address and Telephone Number, including
                        area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

    Title of           Amount        Proposed Maximum         Proposed           Amount of
 Securities to         to be          Offering Price      Maximum Aggregate    Registration
 be Registered       Registered          Per Share         Offering Price         Fee(3)
----------------   --------------   -------------------   -----------------   ---------------
Common Stock        4,094 shares              $30.38(1)          $  124,355
Common Stock       510,906 shares             $10.00(2)          $5,109,060
Common Stock       35,000 shares              $23.50(2)          $  822,500
                                                                 ----------
    TOTAL                                                        $6,055,915      $1,786.50

--------------------------------------------------------------------------------
(1) The offering price per share is calculated on the average high and low prices reported in the consolidated reporting system for the New York Stock Exchange on December 22, 1997.
(2) The offering price per share is based on the price at which the shares have been purchased by the Participant and at which the Registrant may repurchase certain shares pursuant to the 1996 Equity Incentive Plan.
(3) The registration fee has been calculated pursuant to Rule 457(h)(1) and 457(c).

                                   PROSPECTUS

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                         550,000 SHARES OF COMMON STOCK
                   ------------------------------------------


     This Prospectus relates to 550,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), which have been, or are to be issued, and sold from time to time by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), or its officers or former officers pursuant to the Company's 1996 Equity Incentive Plan (the "Plan"). Pursuant to the Plan, shares of Common Stock have been, and may be, sold from time to time to certain eligible participants to purchase an aggregate of 550,000 shares of Common Stock, subject to adjustment in certain circumstances.

     Currently, there are 545,906 shares of stock that have been awarded to certain of the Company's executive officers ("Participant") under the Plan. All of such shares were purchased by the Participant pursuant to the terms of a stock purchase agreement and were paid for by a full-recourse promissory note made to the Company ("Promissory Note"). At the time of such purchase, all shares were restricted and could be repurchased by the Company. The Company's right to repurchase generally lapse at a rate of five percent per calendar quarter, provided that the Participant's employment status has not terminated. All of the shares are restricted and are held in escrow by the Company on behalf of each Participant pending the lapse of the Company's right to repurchase and the Participant's payment of the applicable principal and accrued interest on the Promissory Note.

     These shares may be offered from time to time by the Participants for their own accounts, after the release of the Company's right of repurchase and the Participant's payment of principal and interest on the Promissory Note. It is anticipated that the Participant will offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale.

     The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal, and FICA withholding tax requirements of the Participants. The Participants will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering and not borne by the Participant will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.
                        -------------------------------

     Each Participant and any broker executing selling orders on behalf of a Participant may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is traded on the New York Stock Exchange (NYSE Symbol:
CBG). On December 26, 1997, the last reported sale price of the Common Stock was $31.875 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 30, 1997

          No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Participant. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Director of Corporate Communications, CB Commercial Real Estate Services Group, Inc., 533 South Fremont Avenue, Los Angeles, California 90071-1798. The Company's telephone number at that location is (213) 613-3404.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains such material regarding registrants, including the Company, which file electronically with the Commission. The address of such web site is http://www.sec.gov. The Company's Common Stock is traded on the New York Stock Exchange and the foregoing materials are also available for inspection at the offices of the Exchange located at 20 Broad Street, New York, New York 10005.

     This Prospectus contains information concerning the Company and the sale of its Common Stock by the Participants, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                  THE COMPANY

     The Company's business was founded under the name Tucker, Lynch & Coldwell by Colbert Coldwell in San Francisco in 1906 as a commercial real estate brokerage firm. The firm was renamed Coldwell, Cornwall & Banker with the arrival of Benjamin Arthur Banker in 1913, became Coldwell, Banker & Company in 1940 and was acquired by Sears, Roebuck & Co. ("Sears") in 1981.

     In March 1989, the Company was incorporated in Delaware for the purpose of acquiring Coldwell Banker Commercial Group, Inc. from Sears by a group of six officers of Coldwell Banker Commercial Group, Inc. led by Mr. James J. Didion, the Company's Chairman and Chief Executive Officer, and an investor group formed by Mr. Frederic V. Malek and The Carlyle Group, L.P., a Washington D.C.-based private merchant bank. The acquisition was completed in April 1989 and the name of Coldwell Banker Commercial Group, Inc. was changed to CB Commercial Real Estate Group, Inc. in 1991. The Company is a holding company that conducts its integrated real estate services operations solely through CB Commercial Real Estate Group, Inc. and its subsidiaries.

                                  PARTICIPANTS

     All shares of Common Stock awarded to individuals under the Plan were purchased by the Participants pursuant to the terms of a stock purchase agreement and are restricted and may not be sold by Participants until these restrictions lapse. Five percent of each Participant's shares are generally released from the Company's reacquisition right at the end of the first calendar quarter following such purchase and on each calendar quarter end thereafter, provided that the Participant's status as an employee has not terminated and the Company has not exercised its reacquisition right. In addition, the shares of Common Stock were purchased by the Participants with the proceeds from full-recourse Promissory Notes and the shares are held by the Company as collateral for the Promissory Notes. Each Participant will determine whether to sell the shares of Common Stock which are released from reacquisition right restriction and as collateral at his own discretion. The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal, and FICA withholding tax requirements of the Participants.

     Except as otherwise set forth below, all of the Participants are executive officers of the Company or its subsidiaries, and, except as otherwise as set forth below, do not beneficially own individually more than 1% of the outstanding shares of Common Stock of the Company. The following table sets forth certain information with respect to the Participants' beneficial ownership of the Company's Common Stock as of November 30, 1997, including the shares of Common Stock which may be sold, and as adjusted to reflect the sale of the Common Stock by such Participants pursuant to this Prospectus, if such Common Stock were to be sold.

     Pursuant to Commission rules, the Company has included all Participants who would be eligible to sell their securities under this Prospectus and all shares of Common Stock beneficially owned by such Participants, whether or not they have a present intent to sell any or all of such shares hereunder.


                                 Number of Shares     Shares Awarded        Number of Shares
                               Beneficially Owned      Pursuant to          Beneficially Owned
                                (including Shares     the Plan that       After any Sale of the
                                  Held Pursuant           May Be              Shares Awarded
Name                              to the Plan)     Available for Resale    Pursuant to the Plan
----                             ---------------   ---------------------   --------------------

Gary J. Beban(1)(2)                   190,491              53,910                 136,581
Richard C. Clotfelter(1)(3)           118,835              33,750                  85,085
James J. Didion(1)(3)(4)(5)           441,798             175,027                 266,771
John C. Haeckel(1)                     39,000              35,000                   4,000
George J. Kallis(1)(3)                111,434              42,750                  68,684
Richard A. Pogue(1)(3)                 91,538              35,750                  55,788
Kenneth D. Sandstad(1)(3)             117,826              44,586                  73,240
Walter V. Stafford(3)                  90,750              70,750                  20,000
John L. Stanfill, III(6)               44,911              24,472                  20,439
                                   ----------             -------                 -------
      Total:                        1,246,583(7)          515,995                 730,588

_________________________
(1) Represents the number of shares of Company Common Stock which the named Participant beneficially owns as well as those which the Participant has options to acquire that are exercisable as of November 30, 1997, and which options have not been exercised. The respective numbers in the table include the following number of option shares for the following
     Participants: Beban - 67,500; Clotfelter - 55,000; Didion - 120,161; Haeckel - 4,000; Kallis - 40,000; Pogue - 40,000; Sandstad -40,000.
(2) Mr. Beban beneficially owns 1.0% of the outstanding Common Stock prior to any sale of shares pursuant to this Prospectus.
(3) Does not include Company common stock shares issued in the name of the Company in respect of Company common units credited to the following Participants in the respective amounts under the Company's Deferred Compensation Plan, but which are not beneficially owned by the Participant:
     Clotfelter - 1,895; Didion - 121,970; Kallis - 10,991; Pogue - 4,240;
     Sandstad - 1,672; Stafford -19,136.
(4) Includes 6,000 shares held by a trust for the benefit of three members of Mr. Didion's immediate family.
(5) Mr. Didion beneficially owns 2.3% of the outstanding Common Stock prior to any sale of shares pursuant to this Prospectus.
(6) Effective November 20, 1997, Mr. Stanfill was no longer an executive officer of the Company's subsidiary, CB Commercial Real Estate Group, Inc. The number of shares that may be available for resale by Mr. Stanfill are limited to those shares for which the Company's reacquisition right has been released.
(7) The nine Participants beneficially own in the aggregate 6.5% of the outstanding Common Stock prior to any sale of shares pursuant to this Prospectus.

     All shares of Common Stock awarded under the Plan are restricted and may not be sold by Participants until these restrictions lapse. Five percent of each Participant's shares are generally released from the Company's reacquisition right at the end of the first calendar quarter following the Participant's purchase of such shares and on each calendar quarter end thereafter, provided that the Participant's status as an employee has not terminated and the Company has not exercised its reacquisition right with respect to the restricted shares. In addition, the shares of Common Stock were purchased by the Participants with the proceeds from full-recourse Promissory Notes and the shares are held by the Company as collateral for the Promissory Notes. All of the shares issued under the Plan are held in escrow by the Company for the account of each Participant pending the release of the reacquisition right restrictions thereon and release as collateral. This Prospectus is being filed to enable the Participants, if they so elect, to sell their unrestricted shares of Common Stock in the public market from time to time. All shares awarded to Participants have been included even though only 5% per quarter of the shares are released from the Company's reacquisition right.

     It is anticipated that Participants who do elect to sell shares will do so on the New York Stock Exchange at the prevailing prices on the date of sale.
The Participants may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Participants may choose to dispose of the shares registered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Participants and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal and FICA withholding tax requirements of the Participants.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Participants (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Participants. Broker-dealers may agree with the Participants to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Participants, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Participants. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the New York Stock Exchange, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Participants that the anti-manipulation rules, Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales in the market. The Company has also informed the Participants of the possible need for delivery of copies of this Prospectus. The Participants may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by the Participants that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Participants, the commissions paid or discounts or concessions allowed by the Participants to such broker-dealer(s), and where concessions allowed by the Participants to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus, provided that such securities are available for resale under the Plan. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted shares" (as that term is defined in Rule 144, not the Plan) beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company.
Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company.


                           AVAILABLE INFORMATION AND
                           INCORPORATION BY REFERENCE

    The following documents, filed with the Commission by the Company, are hereby incorporated in this Prospectus:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

          (c) the Company's Current Reports on Form 8-K dated January 30, 1997, August 5, 1997, September 2, 1997, November 3, 1997 and December 9, 1997; and

          (d) the information with regard to the Company's Common Stock contained in the Form 8-A filed with the Securities and Exchange Commission, File No. 0-18525, pursuant to section 12 of the Securities and Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such information.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. The Registrant's Current Reports on Form 8-K dated January 30, 1997, August 5, 1997, September 2, 1997, November 3, 1997 and December 9, 1997.

          4. The information with regard to the Registrant's Common Stock contained in the Form 8-A filed with the Commission, File No. 0-18525, pursuant to section 12 of the Securities and Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such information.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof form the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Officers and Directors.
------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Sixth of the Registrant's Fourth Restated Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, all directors and officers of the Registrant. Article Fifth of the Fourth Restated Certificate of Incorporation further provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may be amended.

     Additionally, the Registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Registrant, including liabilities arising under applicable securities laws.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

     4.1  Specimen form of certificate for Registrant's common stock filed as
          Exhibit 4.1 to Amendment No. 2 to Registrant's Form S-1 Registration Statement, File No. 333-12757.

     4.2 1996 Equity Incentive Plan, as amended, filed as Annex 8 to Registrant's definitive proxy statement/prospectus dated July 31, 1997 as part of its Registration Statement on Form S-3 Amendment No. 4, File No. 333-28731.

     5    Opinion of Counsel

     23   Consent of Arthur Andersen LLP

     24   Power of Attorney (see page II-4 of this Registration Statement).

Item 9.   Undertakings.
------    ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints James J. Didion, John C. Haeckel, Walter V. Stafford and Ronald J. Platisha his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this Registration Statement on Form S-8/S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 29th day of December, 1997.

                              CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.


                              By:        /s/ James J. Didion
                                  --------------------------------------
                                         James J. Didion
                                         Chairman of the Board and Chief
                                         Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8/S-3 has been signed below by the following persons in the capacities and on the date indicated:


      Signature                      Title                  Date
      ---------                      -----                  ----

                               Chairman of the Board,
   /s/ James J. Didion         Chief Executive Officer
----------------------------         and Director          December 29, 1997
       James J. Didion

                                Senior Executive Vice
   /s/ John C. Haeckel          President and Chief
----------------------------        Financial Officer      December 29, 1997
       John C. Haeckel

   /s/ Ronald J. Platisha       Executive Vice President
---------------------------     and Principal Accounting
       Ronald J. Platisha               Officer            December 29, 1997


   /s/ Stanton D. Anderson
---------------------------
       Stanton D. Anderson               Director          December 29, 1997


   /s/ Gary J. Beban
---------------------------
       Gary J. Beban                     Director          December 29, 1997


   /s/ Richard C. Blum
---------------------------
       Richard C. Blum                   Director          December 29, 1997


   /s/ Richard C. Clotfelter
----------------------------
       Richard C. Clotfelter             Director          December 29, 1997


   /s/ Daniel A. D'Aniello
---------------------------
       Daniel A. D'Aniello               Director          December 29, 1997


   /s/ Bradford M. Freeman
---------------------------
       Bradford M. Freeman               Director          December 29, 1997


   /s/ Hiroaki Hoshino
---------------------------
       Hiroaki Hoshino                   Director          December 29, 1997


   /s/ George J. Kallis
---------------------------
       George J. Kallis                  Director          December 29, 1997


   /s/ Ricardo Koenigsberger
---------------------------
       Ricardo Koenigsberger             Director          December 29, 1997


   /s/ Takayuki Kohri
---------------------------
       Takayuki Kohri                    Director          December 29, 1997


   /s/ Donald M. Koll
---------------------------
       Donald M. Koll                    Director          December 29, 1997

   /s/ Paul C. Leach
---------------------------
       Paul C. Leach                     Director          December 29, 1997


   /s/ Frederic V. Malek
---------------------------
       Frederic V. Malek                 Director          December 29, 1997


   /s/ Lawrence J. Melody
---------------------------
       Lawrence J. Melody                Director          December 29, 1997


   /s/ Peter V. Ueberroth
---------------------------
       Peter V. Ueberroth                Director          December 29, 1997


   /s/ Ray Elizabeth Uttenhove
------------------------------
       Ray Elizabeth Uttenhove           Director          December 29, 1997


   /s/ Gary L. Wilson
---------------------------
       Gary L. Wilson                    Director          December 29, 1997


   /s/ Raymond E. Wirta
---------------------------
       Raymond E. Wirta                  Director          December 29, 1997

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                               INDEX TO EXHIBITS


Ex. No.  Description
-------  -----------

4.1*  Specimen form of certificate for Registrant's Common Stock filed as
      Exhibit 4.1 to Amendment No. 2 to Registrant's Form S-1 Registration Statement, File No. 333-12757

4.2* 1996 Equity Incentive Plan, as amended, filed as Annex 8 to Registrant's definitive proxy statement/prospectus dated July 31, 1997 as part of its Registration Statement on Form S-3 Amendment No. 4, File No. 333-28731.

5     Opinion of Counsel

23    Consent of Arthur Andersen LLP

24    Power of Attorney (reference is hereby made to page II-4)


_______________________
* Incorporated by reference.